UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

GOLDEN STAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10901 West Toller Drive, Suite 300 Littleton, Colorado		80127-6312
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-830-9000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2012, Mr. Tony A. Jensen was appointed to the Board of Directors (the “Board”) of Golden Star Resources Ltd. (the “Company”). Mr. Jensen has been the President and Chief Executive Officer of Royal Gold Inc., a leading mining royalty company, since 2006. Previously, he served as the President and Chief Operating Officer of Royal Gold when he joined Royal Gold in 2003. He was elected to the board of directors of Royal Gold in 2004. Prior to joining Royal Gold, Mr. Jensen held various positions with Placer Dome, including engineering and management positions at the Golden Sunlight Mine in Montana; Assistant Mine General Manager of Operations at the La Coipa mine in Chile; Director, Finance and Strategic Growth for Placer Dome Latin America; and Mine General Manager of the Cortez Joint Venture. Mr. Jensen is a mining engineering graduate of the South Dakota School of Mines and Technology and holds a Certificate of Finance from Golden Gate University in San Francisco. In addition to his Royal Gold board position, Mr. Jensen is a member of the National Mining Association Board and Finance Committee, the Industrial Advisory Board of the South Dakota School of Mines and Technology, and the Advisory Council for the University of Colorado Business School’s Center for Commodities.

To the Company’s knowledge, there is no arrangement or understanding between Mr. Jensen and any other person pursuant to which he was selected to serve as director. Additionally, there are no transactions involving the Company and Mr. Jensen that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Jensen will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors as explained in the Company’s most recently filed proxy statement filed with the Securities and Exchange Commission on April 5, 2012. In connection with his appointment to the Board, Mr. Jensen was granted 100,000 options to purchase common shares of the Company, vesting immediately at an exercise price of US$1.22 (the closing price of the Company’s common stock on the Toronto Stock Exchange on June 12, 2012, converted to U.S. dollars on the day of grant). The grants were made pursuant to the Company’s Third Amended and Restated 1997 Stock Option Plan.

The Company’s press release announcing the appointment of Mr. Jensen is attached to this Report as Exhibit 99 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99	Press release of Golden Star Resources Ltd., dated June 13, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2012

Golden Star Resources Ltd.

By:	/s/ Roger Palmer
Roger Palmer
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press release of Golden Star Resources Ltd., dated June 13, 2012